Exhibit 10.14

EYENOVIA, INC.

2014 EQUITY INCENTIVE PLAN, AS AMENDED

SECTION 1. Purpose; Definitions. The purposes of the Eyenovia, Inc. 2014 Equity Incentive Plan, as amended (the “Plan”), are to enable Eyenovia, Inc. (the “Company”) and its Affiliates to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)               “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)               “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Board.

(c)               “Award” means an award of Options, SARs, Restricted Stock or Restricted Stock Units made under this Plan.

(d)               “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)               “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints one or more Committees to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to the Committee in connection with matters to be performed by that Committee.

(f)                “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, non-solicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.”

(g)               “Change in Control” means, with respect to any entity: (i) any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (1) the Company, (2) its Parent or any of its Subsidiaries, (3) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (4) any shareholder of the Company as of the effective date of the Plan, shall have acquired beneficial ownership of, or shall have acquired voting control over, fifty percent (50%) or more of the outstanding capital stock entitled to vote in the election of directors of the entity (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by such entity of shares of its voting capital stock; (ii) a consolidation, share exchange, reorganization or merger of the entity resulting in the stockholders of the entity immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a liquidation or dissolution of the entity; or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of the Plan.

For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the entity, any successor to the entity, or any successor to the entity’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled such entity, directly or indirectly, immediately before such transaction(s).

(h)               “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)                “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(j)                “Covenants Agreement” a restrictive covenant agreement executed by a Participant addressing confidentiality, non-competition and inventions assignment, in such form prescribed by the Committee from time to time.

(k)               “Director” means a member of the Board.

(l)                “Disability” means a condition rendering a Participant Disabled.

(m)              “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)               “Fair Market Value” means, as of any date: (i) if the Shares are not publicly traded on an established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the value of such Shares on that date as reasonably determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (A) if the Shares are listed on any established stock exchange or a national market system, the price per Share at the close of regular trading on the relevant date (or, if the relevant date is not a day in which the Shares are being traded, then the last such date before the relevant date), or (B) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Shares on the relevant date (or, if the relevant date is not a date upon which a sale was reported, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, then the last such date before the relevant date) and as the Board reasonably determines.

(p)               “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q)               “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(r)                “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(s)               “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(t)                “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

(u)               “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(v)               “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(w)              “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(x)               “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(y)               “Shares” means shares of the Company’s Common Stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(z)               “Stockholders Agreement” means (i) the Voting Agreement dated as of March 18, 2015, by and among the Company and the stockholders of the Company party thereto (as updated from time to time), as may be amended, modified or supplemented from time to time and (ii) the Right of First Refusal and Co-Sale Agreement dated as of March 18, 2015, by and among the stockholders of the Company party thereto (as updated from time to time), as may be amended, modified or supplemented from time to time.

(aa)            “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

(bb)           “Triggering Event” means, except as otherwise set forth in an applicable Award Agreement, the occurrence of any of the following: (i) the Participant’s employment with the Company or any Affiliate was involuntarily terminated by the Company or Affiliate for Cause; (ii) the Participant breaches any provision of the Covenants Agreement (if applicable); or (iii) the Participant breaches any other agreement with the Company relating in whole or in part to restrictive covenants, including, without limitation, any confidentiality, non-competition and non-solicitation covenants.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder. Subject to the requirements of the Company’s bylaws and certificate of incorporation and any other agreement that governs the appointment of Board committees, the Committee will be composed of at least one member, who will serve for such period of time as the Board determines.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)               select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)               determine the type of Award to be granted;

(c)               determine the number of Shares, if any, to be covered by each Award;

(d)               establish the terms and conditions of each Award;

(e)               establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f)                determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(g)               to accelerate the vesting or exercisability of an Award and to modify or amend each Award;

(h)               to extend the period of time for which an Option or SAR is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option or SAR to such greater period of time as the Board deems appropriate, but in no event beyond the expiration of the term of the Option or SAR; and

(i)                 determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all Persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a)               Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 1,866,667 all of which Shares subject to the Plan may be issued in respect of Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b)               Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will again become available for grant under the Plan. If any Award or portion thereof is settled for cash, the Shares attributable for such cash settlement will again become available for grant.

(c)               Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

(d)               Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company, its Parent, or any of their Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)              cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)             cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(iii)            cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)            cancel any Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(v)             cancel any Restricted Stock, Restricted Stock Unit or SAR in exchange for restricted shares, restricted stock units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent;

(vi)            redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vii)           cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefore; and/or

(viii)         cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two (2) types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a)               Option Price. The exercise price per Share purchasable under an Option will be determined by the Board and will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than one hundred ten percent (110%) of Fair Market Value per Share on the date of the grant.

(b)               Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, may not have a term of more than five (5) years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)               Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d)               Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. Unless otherwise determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 14(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)               Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed one hundred thousand dollars ($100,000). For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)                Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g)               Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his or her personal representative).

SECTION 6. Stock Appreciation Rights.

(a)               Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

(b)               Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)              Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii)             Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii)            Method of Exercise. Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv)            Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(v)             Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his or her personal representative).

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement or otherwise determined by the Board, any portion of an Option or SAR that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)               Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then twelve (12) months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(b)               Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(c)               Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)               Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then ninety (90) days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

SECTION 8. Restricted Stock.

(a)               Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero dollars ($0). The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)               Certificates. Any share certificate issued in connection with an Award of Restricted Stock will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Stockholders Agreement, the Award Agreement or by Applicable Law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF EYENOVIA, INC. 2014 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND EYENOVIA, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF EYENOVIA, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF EYENOVIA, INC.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)               Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)              During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)             Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock or the Restricted Stock has been issued in the Participant’s name by book-entry registration, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period unless otherwise provided under the applicable Award Agreement or as determined by the Board. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Board, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)            Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Board, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

(iv)            If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the recipient or the attainment of specified individual or corporate performance goals. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and any Shares are actually issued thereunder. A Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock Units awarded under the Plan. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Board, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 10. Special Forfeiture and Repayment Rules.

(a)               In the event the Board determines in its sole discretion that a Triggering Event has occurred with respect to a Participant and unless otherwise set forth in the applicable Award Agreement, then:

(i)              Provided the application of this Section 10(a)(i) has not been waived by the Board, any (A) outstanding Option and/or SAR then held by the Participant (or his or her permitted transferee), whether or not vested and exercisable, and/or (B) outstanding Restricted Stock and/or Restricted Stock Unit granted to the Participant as to which the restrictions have not lapsed (or, with respect to Restricted Stock Units, restrictions have lapsed but the Shares have not been delivered), will immediately and automatically be forfeited and such Participant (or his or her permitted transferee) will have no further rights with respect to that Award;

(ii)             Provided the application of this Section 10(a)(ii) has not been waived by the Board, if the Participant (or his or her permitted transferee) exercised an Option or SAR the applicable Participant shall, within ten (10) days of the Company delivering written notice to the Participant that a Triggering Event has occurred, at the Company’s option either (i) pay to the Company an amount of cash equal to the product of the number of Shares as to which the Option or SAR was exercised, multiplied by the excess, if any, of the Fair Market Value per Share on the date of exercise over the per share exercise price of that Option or SAR, or (ii) deliver to the Company the number of Shares received by the Participant upon exercise of the Option or SAR (upon which, if applicable, the Company will pay to the Participant, without interest, the exercise price paid by the Participant, if any, to exercise such Option); and

(iii)            Provided the application of this Section 10(a)(iii) has not been waived by the Board, if restrictions imposed on Restricted Stock and/or Restricted Stock Units have lapsed (and, with respect to Restricted Stock Units, the Shares have been delivered to the Participant) the applicable Participant shall deliver to the Company, within ten (10) days of the Company delivering written notice to the Participant that a Triggering Event has occurred, a number of unrestricted Shares equal to the number of Shares (or Share-equivalent units in the case of Restricted Stock Units) as to which restrictions have so lapsed (upon which, if the Participant purchased such Shares, the Company will pay to the Participant, without interest, the lesser of (A) the per Share purchase price paid by the Participant for each such Share, or (B) the per Share Fair Market Value for each such Share at the time the notice described in this Section 10(a)(iii) is delivered by the Company).

(b)               Unless otherwise set forth in the applicable Award Agreement, by accepting an Award under the Plan, the Participant thereby: (i) agrees to be bound by the terms and conditions of this Section 10, the Covenants Agreement (if applicable) and any other restrictive covenant agreements with the Company, (ii) acknowledges and agrees that the Company would not have granted such Award in the absence such terms and conditions, (iii) represents and warrants that he or she will remain in full compliance with such terms and conditions, (iv) agrees to make or cause to be made the required payments set forth in this Section 10, as applicable, and (v) without limiting the generality of this Section 10, agrees that the Company may deduct from, and set-off against, any amounts owed to the Participant by the Company or any Affiliate (including, without limitation, amounts owed as wages, bonuses, severance, or other fringe benefits) to the extent of the amount owed by the Participant to the Company pursuant to this Section 10.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within three hundred sixty-five (365) days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12. Conditions Upon Grant of Awards and Issuance of Shares.

(a)               The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)               No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including applicable listing requirements of any stock exchange on which Shares are then listed for trading.

SECTION 13. Liability of Company.

(a)               Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)               Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

SECTION 14. General Provisions.

(a)               The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. Any certificate evidencing an Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with Applicable Law.

(b)               All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)               Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(d)               No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 15. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within three hundred sixty-five (365) days of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 16. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the tenth (10th) anniversary of the date of such approval);but provided further, that Incentive Stock Options granted prior to such tenth (10th) anniversary may extend beyond that date.

SECTION 17. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 18. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 19. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a)               the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b)               the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c)               any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other Persons (as the same may be amended from time to time).

SECTION 20. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Executive Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.